    As filed with the Securities and Exchange Commission on November 16, 1999

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            ZOLL MEDICAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          MASSACHUSETTS                                          04-2711626
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)


                                RICHARD A. PACKER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            ZOLL MEDICAL CORPORATION
                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:

                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   Proposed Maximum      Proposed Maximum
                                   Amount to be    Offering Price Per    Aggregate Offering       Amount of
Title of Shares Being Registered    Registered          Share(1)              Price(1)         Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.02
          per share                  218,059            $38.00              $8,286,242            $2,304
===============================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices on the Nasdaq National Market on November 9, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      SUBJECT TO COMPLETION NOVEMBER 16, 1999


                                 218,059 SHARES



                            ZOLL MEDICAL CORPORATION



                                  COMMON STOCK


                                   ----------



         The selling shareholders identified in this prospectus may offer to sell up to an aggregate of 218,059 shares of common stock of Zoll Medical Corporation. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, but we have agreed to bear the expenses of registering such shares.


         Our shares of common stock are listed on the Nasdaq National Market under the symbol "ZOLL".



                                   ----------



         INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES RISK. IN CONSIDERING WHETHER TO INVEST, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.



                                   ----------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


                The date of this prospectus is          , 1999.

                               PROSPECTUS SUMMARY

      This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. As this is a summary, it may not contain all information that is important to you. You should read this entire prospectus carefully before deciding whether to invest in our shares of common stock.

      Unless the context otherwise requires, all references to "we," "us" or "our company" in this prospectus refer collectively to Zoll Medical Corporation, a Massachusetts corporation, its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

                                   ----------

                            ZOLL MEDICAL CORPORATION

      - We were incorporated in Massachusetts in 1980. We design, manufacture and market an integrated line of proprietary, non-invasive cardiac resuscitation devices, external pacemaker/defibrillators, disposable electrodes, mobile ECG Systems, and Emergency Medical Systems ("EMS") data management products. Our product line includes combination pacemaker/defibrillators, stand-alone pacemakers and defibrillators and disposable multi-function electrodes that permit cardiac monitoring, pacing and defibrillation through a single pair of electrodes. We also produce and sell software and associated hardware for data collection and management in the EMS market.

      - The principal markets for cardiac resuscitation equipment are hospitals and pre-hospital care providers such as paramedics, ambulance operators, emergency medical technicians, firefighters and other "first response" emergency personnel and the so called "public access" care providers including police and security officers. We also sell data management products primarily to the pre-hospital market.

      - Our executive offices are located at 32 Second Avenue in Burlington, Massachusetts 01803 and our telephone number is (781) 229-0020.


                                  THE OFFERING

      This prospectus relates to up to 218,059 shares of common stock that may be offered for sale by the selling shareholders. We are registering the shares of common stock covered by this prospectus in order to fulfill our contractual obligations under a registration rights agreement. We have agreed to bear the expenses of the registration of the shares of common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any shares of common stock offered under this prospectus.

      The selling shareholders may sell these securities directly to purchasers or they may sell these securities to purchasers through agents or dealers pursuant to this prospectus. The selling shareholders will receive all of the proceeds from the sale of their securities and will pay all selling commissions and transfer taxes applicable to any sale. Registration of these securities does not necessarily mean that any selling shareholder will actually sell their securities.




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
                                  RISK FACTORS

        Before you invest in our shares of common stock, you should be aware that there are various risks of doing so, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase shares of our common stock. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed on pages 2 and 13.

        NEW PRODUCTS MAY NOT BE ACCEPTED BY OUR CUSTOMERS. Our financial performance will depend in part upon market acceptance of, and our ability to deliver and support, our new products such as the M Series defibrillators and our proprietary bi-phasic technology. There can be no assurance that we will be successful in gaining market acceptance of these products or that we will be able to develop and introduce other new products in a timely manner, that such new products will gain market acceptance, that new product technologies can be successfully implemented or that we will have adequate financial or technical resources for future product development and promotion.

        THE MARKET FOR OUR PRODUCTS IS HIGHLY COMPETITIVE. The domestic and international markets for our products are highly competitive. Some of our competitors have significantly greater financial, technical, research and development and marketing resources than we do.

        Our principal competitors in the United States are Physio-Control Corporation ("Physio"), a subsidiary of Medtronic Inc., and Hewlett-Packard Co.'s medical division. Physio and Hewlett- Packard are the only competitors that compete across our entire defibrillator product line. Physio has been for over two decades and continues to be the market leader in the defibrillator industry. Physio has a broader line of product offerings and accessories than we do. In addition, Physio and its parent have significantly greater resources than we do. As a result, there can be no assurance that Physio, Hewlett-Packard and other competitors will not substantially increase the resources they devote to the development and marketing of products competitive with ours. Moreover, competitors may develop and successfully commercialize medical devices that directly or indirectly accomplish what our products are designed to accomplish in a superior and/or less expensive manner. As a consequence, such competing medical devices may render our products obsolete. In addition to defibrillation and external pacing, there are other alternative therapeutic approaches to the treatment of sudden cardiac arrest. Moreover, there can be no assurance that superior pacing or defibrillation technologies will not be developed or that these alternative therapies or approaches, including pharmaceutical or other alternatives, will not prove to be superior to our products. There can be no assurance that we will be able to compete successfully in the future against existing or potential competitors or that our operating results will not be adversely affected by increased price competition.

        Competition in the business of developing and marketing software for data collection, billing and management in the EMS market is intense. Our principal competitors in this business are Tritech Software Systems, Inc., Sweet Computer Services, Inc., RAM Software Systems, Inc. and AmbPac, Inc., some of which have significantly greater financial, technical, research and development and marketing resources than we do. Moreover, the barriers to entry in this business are relatively low, so additional competitors may enter this market in the future. Many potential customers currently use manual systems instead of automated systems and no automated platform has become the market standard. It is possible that customers will continue to use manual systems or that systems based on DOS or Unix will prevail over our Windows based system. In either eventuality, our ability to sell our Windows based system would be impacted and our financial results would be materially and adversely impacted.

        WE CAN BE SUED FOR PRODUCING DEFECTIVE PRODUCTS. The manufacture and sale of medical products entail significant risk of product liability claims. While we believe that the amount of product liability insurance we maintain is adequate, there can be no assurance that the amount of such



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

insurance will be sufficient to satisfy claims made against us in the future or that we will be able to maintain insurance in the future at satisfactory rates or in adequate amounts. Product liability claims could result in costs or litigation and could have a material adverse effect on our business, financial condition and results of operations. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us could have a material adverse effect on our business, financial condition and results of operations.

        WE MAY BE REQUIRED TO IMPLEMENT A COSTLY PRODUCT RECALL. In the event that any of our products prove to be defective, the FDA could require us to redesign or implement a recall of any of our products. Such a recall could result in significant costs to our company and significant adverse publicity which could harm our ability to market our products in the future. Though it is not possible to quantify the economic impact of a recall, it could have a material adverse effect on our business, financial condition and results of operations.

        GOVERNMENT REGULATION INCREASES COSTS AND MAY CHANGE. The manufacture and sale of our products is subject to regulation by numerous governmental authorities, principally the United States Food and Drug Administration (the "FDA") and corresponding state and foreign agencies. The FDA administers the Federal Food, Drug and Cosmetic Act, as amended (the "FDA Act").

        Under the FDA Act, products we develop in the future will generally require FDA clearance pursuant to the Section 510(k) notification process or the more lengthy pre-market approval ("PMA") process. The process of obtaining FDA approvals is lengthy, expensive and uncertain. Moreover, approvals, if granted, may limit the uses for which a product may be marketed. In addition, no assurance can be given that future changes in the FDA Act or the FDA's regulations will not have an adverse effect on any FDA clearance previously received with respect to our products.

        Every company that manufactures or assembles medical devices is required to register with the FDA and to adhere to certain "good manufacturing practices" which regulate the manufacture of medical devices and prescribe record keeping procedures and provide for the routine inspection of facilities for compliance with such regulations. The FDA also has broad regulatory powers in the areas of clinical testing, marketing and advertising of medical devices. Failure to comply with FDA regulations could result in sanctions being imposed on us, including restrictions on the marketing or recall of our products.

        Our products have been classified by the FDA as Class II devices (contain no advisory functions), and as Class III devices (contain advisory functions, e.g. automated external defibrillators). These devices must secure either a 510(k) pre-market notification clearance or an approved Pre-Market Approval Application ("PMA") before they can be introduced into the United States market. The process of obtaining 510(k) clearance typically takes several months and involves the submission of limited clinical data supporting assertions that the product is substantially equivalent to another medical device on the market prior to 1976. The PMA process typically requires substantially more time than does 510(k) clearance and requires the submission of significant quantities of clinical data and supporting information. Delays in obtaining either 510(k) or if necessary, PMA clearance could have an adverse effect on the introduction of future products.

        Medical device manufacturers are routinely subject to periodic inspections by the FDA. If the FDA believes that a company may not be operating in compliance with applicable laws and regulations, it can place the company under observation and reinspect the facilities; issue a warning letter apprising of violative conduct; detain or seize products; mandate a recall; enjoin future violations; and assess civil and criminal penalties against the company, its officers or its employees.

        On November 21, 1997, we received a warning letter from the FDA. The warning letter was issued as a procedural follow-up to a Form 483 resulting from a routine inspection. The warning letter included observations that our definitions for complaints and Medical Device Reports (MDR)



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

were not appropriate. The FDA completed an inspection relating to these issues and our manufacturing facility on March 13, 1998 and determined that the areas inspected appear to be in substantial compliance with the applicable requirements of the FDA and its implementing regulations.

        We are also subject to regulation in each of the foreign countries in which we sell products. Many of the regulations applicable to ours products in such countries are similar to those of the FDA. However, the national health or social security organizations of certain countries require our products to be qualified before they can be marketed in those countries. No assurance can be given that such clearances will be obtained. Regulations regarding the manufacture and sale of our products are subject to change.

        There can be no assurance that federal, state, local, or foreign governments will not change existing laws or regulations, adopt new laws or regulations that would increase our cost of doing business, lower reimbursement levels, or otherwise have a material adverse effect on our business, financial condition, cash flows, and results of operations, or that we will be able to comply with applicable laws or regulations.

        THE GOVERNMENT MAY REQUIRE US TO CHARGE LESS FOR OUR PRODUCTS. Trends toward managed care, health care cost containment, and other changes in government and private sector initiatives in the United States and other countries in which we do business are placing increased emphasis on the delivery of more cost-effective medical therapies. During the last few years, the major third-party payers of hospital service, Medicare, Medicaid and private health care insurers, have substantially revised their payment methodologies resulting in tighter standards for reimbursement of hospital charges for certain medical procedures. In addition, there is also downward price pressure in the pre-hospital market due to Medicare, Medicaid and private health care insurer cutbacks. Recently, proposals were adopted that will change the reimbursement procedures for the capital expenditure portion of the cost of providing care to Medicare patients. A material decrease in the care reimbursement levels could adversely affect future sales of our products.

        Numerous legislative proposals have been considered that would result in major reforms in the United States health care system. We cannot predict which, if any, health care reforms may be proposed or enacted or the effect that any such legislation would have on our business. In addition, managed care providers are attempting to contain health care costs through the use of outpatient services and specialized treatment facilities. No assurance can be given that changing industry practices will not have an adverse effect on our business, financial condition, and results of operations.

        Uncertainty remains with regard to future changes within the health care industry. The trend towards managed care and economically motivated buyers may result in downward pressure on selling prices and deterioration of gross margins. The United States marketplace is increasingly characterized by consolidation among health care facilities and purchasers of medical devices who prefer to limit the number of suppliers from whom they purchase medical products. There can be no assurance that these entities will continue to purchase our products or that they will not seek to impose discounts from our normal prices. In addition, international markets are also being affected by economic pressure to contain health care costs.

        Our levels of revenues and profitability of sales may be affected by the continuing efforts of governmental and third party payers to contain or reduce the costs of health care through various means and the initiatives of third party payers with respect to the availability of reimbursement. For example, in certain foreign markets, pricing or profitability is subject to government control. In the United States there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. Although we cannot predict what



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

legislative reforms may be proposed or adopted or what actions federal, state or private payers for health care products may take in response to any health care reform proposals or legislation, the existence and pendency of such proposals could have a material adverse effect on us. Whether a medical procedure is subject to reimbursement from third party payers impacts upon the likelihood that a medical product associated with such a procedure will be purchased. Third party payers are increasingly challenging the prices charged for medical products. To the extent any or all of our products, and any accompanying medical procedures, are not reimbursable by third party payers or the amount reimbursed is adversely adjusted, our ability to sell products on a competitive basis will be adversely affected, which could have a material adverse effect on us.

        UNCERTAIN CUSTOMER DECISION PROCESSES. Many of the customers in the pre-hospital market consist of municipal fire and EMS departments. As a result, there are numerous decision-makers and governmental procedures in the decision process. In addition, at most hospitals decisions concerning the purchase of new medical devices are made on a department-by-department basis. Accordingly, we believe the purchasing decisions of many of our customers may be characterized by long decision processes, which may result in long sales cycles for our products.

        INTEGRATION OF ACQUISITIONS IS UNCERTAIN AND TIME-CONSUMING. We have merged a wholly-owned subsidiary with and into Pinpoint Technologies, Inc. so that Pinpoint is now our wholly-owned subsidiary. We expect this merger to result in certain benefits, but achieving the benefits of the merger will depend in part upon the integration of the businesses of our operations with those of Pinpoint in an efficient manner, and there can be no assurance that this will occur. Integrating our operations with those of Pinpoint may be difficult, time consuming and costly. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations and addressing possible differences in corporate cultures and management philosophies.

        The transition to a combined company will require substantial attention from management of both Zoll and Pinpoint. The diversion of management attention and any difficulties encountered in the transition process could have adverse effects on our business, financial condition and results of operation. In addition, the process of combining the two organizations could cause the interruption of, or a disruption in, the companies' businesses, which could have a material adverse effect on their combined operations. There can be no assurance that we will realize any of the anticipated benefits of the merger. If we are not able to effectively integrate our operations, technology and personnel in a timely and efficient manner, then we will not realize the benefits we expect from the merger. In particular, if the integration is not successful our operating results may be harmed, we may lose key personnel, and the market price of our common stock may decline.

        INTERNATIONAL SALES EXPOSE US TO CURRENCY EXCHANGE RATE FLUCTUATIONS AND OTHER RISKS. We sell many of our products to foreign purchasers, particularly in countries located in Europe and Asia. As a result, a significant portion of our sales is subject to the risks of international business, including fluctuations in foreign currencies, trade disputes, changes in regulatory requirements, tariffs and other barriers, the possibility of quotas, duties, taxes or other changes or restrictions upon the importation or exportation of the products being implemented by the United States or these foreign countries, timing and availability of import/export licenses, political and economic instability, difficulties in accounts receivable collections, difficulties in managing distributors, the burden of complying with a wide variety of complex treaties and foreign laws, accepting customer purchase orders governed by foreign laws which may differ significantly from United States laws and limit our ability to enforce our rights under such agreements and to collect damages, if awarded and the general economies of these countries in which we transact business. We also resell trade-in products through distributors in Latin America. Economic disruption in that region could affect our ability to resell trade-in products. Our inability to sell trade-in products might require us to offer lower trade-in values, which might impact our ability to sell new products to customers desiring to trade in older models and then purchase newer products.



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
        Our revenue from international operations can be denominated in or significantly influenced by the currency of the country in which we make sales. A decrease in the value of such foreign currencies relative to the U.S. dollar could result in downward price pressure for our products or losses from currency exchange rate fluctuations. As we continue to expand our international operations, downward price pressure and exposure to gains and losses on foreign currency transactions may increase. We may choose to limit such exposure by entering into forward-foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding losses due to exchange rate fluctuations, or that the failure to manage currency risks effectively would not have a material adverse effect on our business, financial condition, cash flows, and results of operations. In addition, revenues we earn in foreign countries may be subject to taxation by more than one jurisdiction, including foreign jurisdictions which might have higher tax rates than the U.S., thereby adversely affecting our earnings.

        OUR DEPENDENCE ON SOLE AND SINGLE SOURCE SUPPLIERS AND INDEPENDENT MANUFACTURERS EXPOSES US TO SUPPLY INTERRUPTIONS THAT COULD RESULT IN PRODUCT DELIVERY DELAYS. Although we use many standard parts and components for our products, some key components are purchased from sole or single source vendors for which alternative sources are not currently readily available. Our inability to obtain sufficient quantities of these components may result in future delays or reductions in product shipments which could materially adversely affect our business, financial condition and results of operations. We currently purchase proprietary components including, but not necessarily limited to, capacitors, screens, gate arrays and integrated circuits for which there are no direct substitutes. These components could be replaced with alternatives from other suppliers, but that would involve a redesign of our products. Such redesign would involve considerable time and expense. We currently enter into purchase orders with our suppliers for materials based on forecasts, but have no guaranteed supply arrangements with these suppliers.

        In addition, we currently use a small number of independent manufacturers to manufacture several components to our design including, but not necessarily limited to, circuit boards, molded plastic components, cables and high voltage assemblies. Our reliance on independent manufacturers involves a number of risks, including the potential for inadequate capacity, unavailability of, or interruptions in access to, process technologies, and reduced control over delivery schedules, manufacturing yields and costs. If our manufacturers are unable or unwilling to continue manufacturing our components in required volumes, we will have to transfer manufacturing to acceptable alternative manufacturers whom we have identified, which could result in significant interruption of supply. Moreover, the manufacture of these components is extremely complex, and our reliance on the suppliers of these components exposes us to potential production difficulties and quality variations, which could negatively impact cost and timely delivery of our products. We currently enter into purchase orders with independent manufacturers of materials based on forecasts, but have no guaranteed arrangements with these manufacturers. Any significant interruption in the supply, or degradation in the quality, of any component would have a material adverse effect on our business, financial condition and results of operations.

        COMPETITORS CAN USE SOME OF OUR PREVIOUSLY PROPRIETARY TECHNOLOGY; POTENTIAL CLAIMS OF PATENT INFRINGEMENT. Our United States pacing system patent, which expires in 1999, relates to the combination of the duration and shape of the pacing pulse and the characteristics of the electrodes used in its non-invasive pacing system. Corresponding patents have been issued in Canada, France, United Kingdom and Japan. A number of additional U.S. and foreign patents are now pending or have been issued relating to novel bi-phasic defibrillation waveform technologies. Several United States patents related to features of the 1400, 1600 and 2000 pacer/defibrillator, Powercharger and Stat Padz electrodes have been issued. Foreign patents relating to the 1400/1600/2000 pacer/defibrillator are pending.




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
        Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could have a material adverse effect on our business, financial condition and results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Legal action claiming patent infringement may be commenced against us. We cannot assure you that we would prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. In the event a claim against us was successful, and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign to avoid infringement, this could have a material adverse effect on our business, financial condition and results of operations.

        YEAR 2000 PROBLEMS COULD DISRUPT OUR BUSINESS. Many existing computer software programs and operating systems were designed such that the year 1999 is the maximum date that many computer systems will be able to process. We have undertaken an assessment of our vulnerability to the so-called "Year 2000 issue" with respect to our computer systems. The assessment was based upon formal and informal communications with the software vendors, literature supplied with the software, literature received in connection with maintenance contracts, and test evaluations of the software.

        We have completed a review of our business systems with regard to Year 2000 compliance. Our information technology systems are being upgraded with a vendor supplied Year 2000 software package. Although we are testing these systems, there can be no assurance that these systems will function properly in an operational environment. We have also assessed the readiness of our factory, facility, and telecommunications systems and the equipment used to support our manufacturing processes. Again there can be no assurance that the tests performed adequately ensure that these systems will function properly in Year 2000. We rely on a variety of either single source or critical source vendors in the production of our products. There can be no assurance that third party suppliers will not experience unforeseen difficulties and be unable to supply components for our products or that third party providers of the hardware upon which our software runs will not be materially harmed by Year 2000 and be unable to continue to provide such hardware to us. Year 2000 problems could cause our banks to experience disruptions which could adversely affect our operations. Year 2000 problems could also adversely affect our customers and their ability to pay us, which would adversely affect our operating results. We might also be affected by the failure of government agencies on which we depend to maintain services essential to our operations. Any Year 2000 related problems in the airline industry might impact our sales force and thus our operating results. We could also be harmed materially by any significant economic, financial market or infrastructure disruption attributable to Year 2000 problems. We have completed our Year 2000 testing of our products and believe them to be Year 2000 compliant. It is possible that this testing did not identify problems that might still occur in an operational environment.

        RELIANCE ON OVERSEAS VENDORS FOR SOME COMPONENTS EXPOSES US TO INTERNATIONAL BUSINESS RISKS. Some of the components we use in our products are acquired from foreign manufacturers worldwide, particularly countries located in Europe and Asia. As a result, a significant portion of our purchases of components is subject to the risks of international business, including fluctuations in foreign currencies, trade disputes, changes in regulatory requirements, tariffs and other barriers, the possibility of quotas, duties, taxes or other changes or restrictions upon the importation or exportation of the components being implemented by the United States or these foreign countries, timing and availability of import/export licenses, political and economic instability and the general economies of these countries in which we purchase components.

        WE RELY HEAVILY ON SEVERAL EMPLOYEES WHO MAY LEAVE. Our future operating results will depend in part upon the contributions of the persons who will serve in senior management positions



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
and the continued contributions of key technical personnel, some of whom would be difficult to replace. Mr. Rolf Stutz, our former Chief Executive Officer, died in November 1999 and was replaced by Mr. Richard Packer, who has been serving as our President since 1996. In addition, our future success will depend in part upon our ability to attract and retain highly qualified personnel, particularly product design engineers. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Any loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the our business, financial condition and results of operations.

        CHANGES IN QUARTERLY OPERATING RESULTS WILL IMPACT MARKET PRICES. Our results of operations may fluctuate significantly from quarter to quarter. Various factors may affect results of operations, including quarterly variations in product orders, timing of new product introductions, the extent to which the products gain market acceptance, changes in distribution channels, actions of competitors, the ability of our sales force to effectively market our products, regulatory actions, and delays in domestic or foreign regulatory approvals. As a result of such quarterly fluctuations, the market for our common stock may be volatile.

        POTENTIAL ANTI-TAKEOVER EFFECTS OF CHARTER, BY-LAW AND OTHER PROVISIONS. Certain provisions of Massachusetts law, our Restated Articles of Organization and Restated By-Laws and our Shareholder Rights Agreement could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial, in the short term, to the interests of the stockholders. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our Board of Directors is divided into three classes, with directors in each class elected for three-year terms. The Restated Articles of Organization and the Restated By-Laws also impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. Shares of preferred stock may be issued by the Board of Directors without stockholder approval on such terms as the Board may determine.

        We have adopted a so-called "poison pill." This poison pill significantly increases the costs that would be incurred by an unwanted third party acquiror if such party owns more than 15% of our outstanding common stock. The existence of this poison pill could deter a takeover of the Company.

        WE HAVE ONLY ONE MANUFACTURING FACILITY FOR EACH OF OUR MAJOR PRODUCTS. We have only one manufacturing facility which produces defibrillators and one separate manufacturing facility which produces electrodes. Damage to either facility could render us unable to manufacture the relevant product or to reduce the output of products at the damaged facility. This would materially and adversely impact our business, financial condition and results of operations.

        TIGHT LABOR MARKETS COULD MAKE IT DIFFICULT TO RECRUIT EMPLOYEES. Our business is dependent upon our ability to hire and retain qualified personnel. Increasingly tight labor markets could make it more difficult and/or expensive to recruit and retain employees, which could adversely affect our operations and financial results. In addition, in order to grow our business, we will need to hire more qualified personnel. There can be no assurance that we will be able to hire such persons in a cost effective manner.

        OUR INVESTMENTS MAY LOSE VALUE IN THE FUTURE. We own and may in the future invest in the securities of other companies and participate in joint venture agreements. These investments will be subject to the risks that the entities in which we invest will become bankrupt or lose money. Investing in securities involves risks and no assurance can be made as to the profitability of any investment. Our inability to identify profitable investments could adversely affect our financial condition and results of operations. Unless we hold a majority position in an investment or joint venture, we will not be able to control all of the activities of the companies in which we invest or the joint ventures in which we are participating. Because of this, such entities may take actions against our wishes and not in furtherance of, and even opposed to, our business plans and objectives. These investments are also subject to the risk of impasse if no one party exercises ultimate control over the business decisions.

        WE MAY BE UNABLE TO OBTAIN DEBT OR EQUITY FINANCING WHICH WE NEED TO GROW. Our future growth is dependent upon our ability to obtain debt and/or equity financing. Changes in the capital markets or our ability to access the capital markets could prevent us from obtaining financing on acceptable terms. This could impact our ability to grow our business.

        OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE AND CAUSE OUR STOCK PRICE TO BE VOLATILE, ANTICIPATION OF A VOLATILE STOCK PRICE CAN CAUSE GREATER VOLATILITY. Our quarterly and annual operating results are fluctuating due to the recent increased demand for our products. The current high demand for our products has disrupted our normal factory utilization and caused shipments to occur in uneven patterns. During this period of high demand, our quarterly and annual operating results will vary based on our ability to deliver products. Thus, period to period comparisons should not be relied upon as indications of future performance. In addition, in anticipation of less successful quarterly results, parties may take short positions in our stock. The actions of parties shorting our stock might cause even more volatility in our stock price. The volatility of our stock may cause the value of your investment to decline rapidly.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, (Suite
1400), Chicago, Illinois 60661. Our SEC filings are also available at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a website with filings at http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement that we have filed with the SEC to register the shares of common stock offered in this prospectus. This prospectus does not repeat important information that you can find in our registration statement and its exhibits or in the reports and other documents that we file with the SEC. Our SEC file number is 000-20225. The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus and the documents listed below.

        We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock offered in this prospectus are sold:

        - our Annual Report on Form 10-K for the fiscal year ended September 26, 1998;

        - our Quarterly Reports on Form 10-Q for the quarters ended January 2, 1999, April 3, 1999 and July 3, 1999.

        - our Proxy Statement dated January 11, 1999 prepared in connection with our Annual Meeting of Shareholders held on February 4, 1999;

        -       our Current Report on Form 8-K dated October 29, 1999; and

        - the description of our shares of common stock contained in our registration statement on Form 8-A, including all amendments and reports updating such description.

        YOU MAY REQUEST A COPY OF THESE DOCUMENTS INCORPORATED BY REFERENCE, AND ANY EXHIBITS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE TO AN EXHIBIT IN THIS PROSPECTUS, AT NO COST BY WRITING OR TELEPHONING US AT THE FOLLOWING
ADDRESS: ZOLL MEDICAL CORPORATION, 32 SECOND AVENUE, BURLINGTON, MASSACHUSETTS 01803, ATTENTION: CHIEF FINANCIAL OFFICER. OUR TELEPHONE NUMBER IS (781) 229-0020.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                           FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use the words "believe," "expect," "anticipate," "intend," "estimate," "assume" and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

        -       market acceptance of new products;

        -       competition in the industry;

        -       the impact of pending or future litigation;

        -       the impact of future product recalls;

        - changes in, or the failure or inability to comply with, governmental regulation;

        - the integration of the personnel, products and operations of Pinpoint Technologies, Inc., which we recently acquired;

        -       exchange rate fluctuations;

        -       the implementation of our plan to address Year 2000 issues;

        -       the availability of debt and equity financing;

        -       development of new competitive technologies;

        -       availability of key components for our products;

        -       availability of qualified personnel;

        - international, national, regional and local economic and political changes;

        -       the value of our investments;

        -       our factory loading;

        -       general economic conditions; and

        - trends affecting the medical device industry or our financial condition or results of operations.

        You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. In addition to the factors discussed under the preceding "Risk Factors" section, some of the factors that might cause these differences include, but are not limited to, the following:

        - competition may lead to worse than expected financial condition or results of operations;

        -       the demand for new products is unpredictable;

        - pending or future litigation may negatively impact our financial condition or results of operations;

        - future recalls may negatively impact our financial condition or results of operations;

        - government regulation may negatively impact our financial condition or results of operations;

        - costs associated with integrating acquisitions may be larger than we anticipate;

        - exchange rate fluctuations may affect profitability of overseas sales;

        - failure to implement our plan to address Year 2000 issues could adversely impact our products and operations;

        - failure to obtain debt and/or equity financing could negatively impact our ability to grow our business;

        - manufacturing disruptions could negatively impact our financial condition or results of operations;

        - qualified personnel may not be available which could negatively impact our ability to grow our business;

        - the value of our investments may decline which could negatively impact our financial condition or results of operations; and

        - the production of commercially feasible products may take longer and cost more than expected.

        We caution you that while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. These forward-looking statements were based on information, plans and estimates at the date of this prospectus, and we disclaim any obligation to update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

                                   OUR COMPANY


ZOLL MEDICAL CORPORATION

        - We were incorporated in Massachusetts in 1980. We design, manufacture and market an integrated line of proprietary, non-invasive cardiac resuscitation devices, external pacemaker/defibrillators, disposable electrodes, mobile ECG Systems, and Emergency Medical Systems ("EMS") data management products. Our product line includes combination pacemaker/defibrillators, stand-alone pacemakers and defibrillators and disposable multi-function electrodes that permit cardiac monitoring, pacing and defibrillation through a single pair of electrodes. We also produce and sell software and associated hardware for data collection and management in the EMS market.

        - The principal markets for cardiac resuscitation equipment are hospitals and pre-hospital care providers such as paramedics, ambulance operators, emergency medical technicians, firefighters and other "first response" emergency personnel and the so called "public access" care providers including police and security officers. We also sell data management products primarily to the pre-hospital market.

        - Our executive offices are located at 32 Second Avenue in Burlington, Massachusetts 01803 and our telephone number is
                (781) 229-0020.

                 REGISTRATION RIGHTS OF THE SELLING SHAREHOLDERS


        The following is a summary of the material terms and provisions of the registration rights agreement, which we entered into in connection with a merger agreement. The shares offered by this prospectus are subject to this registration rights agreement. It may not contain all the information that is important to you. You can access complete information by referring to the registration rights agreement which has been filed with the SEC.

        Under the registration rights agreement, we are obligated to file a registration statement covering the sale by the selling shareholders of 218,059 shares of common stock. Under the registration rights agreement, we must use reasonable efforts to cause the registration statement to be declared effective by the SEC and to keep the registration statement continuously effective until the earliest of (1) the date on which the selling shareholders no longer hold any shares of common stock registered under this registration statement, (2) the date on which all of the shares of common stock registered under this registration statement have become eligible for sale under Rule 144 of the Securities Act of 1933 or (3) the date which is one year after the effective date of this registration statement. Any shares of common stock sold by the selling shareholders pursuant to this prospectus or which may be sold by the selling shareholders without restriction under Rule 144 will no longer be entitled to the benefits of the registration rights agreement. We are also obligated, under the registration rights agreement, to allow the selling shareholders to "piggyback" on certain registration statements we file after October 15, 2003.

        The registration rights agreement requires that we bear all expenses of registering the shares of common stock with the exception of brokerage commissions and taxes of any kind and any legal, accounting and other expenses incurred by the selling shareholders. We also agreed to indemnify the selling shareholders against all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising under the securities laws in connection with the registration statement or this prospectus, subject to limitations specified in the registration rights agreement. In addition, the selling shareholders agreed to indemnify us and our officers, directors, employees, agents, representatives and affiliates and any person who controls our company against all losses, claims, damages, actions, liabilities, costs and expenses arising under the securities laws if they result from (1) information furnished to us by the selling shareholders for use in the registration statement or this prospectus or any amendments to the registration statement or any prospectus supplements or (2) the selling shareholders' failure to deliver or cause to be delivered this prospectus or any amendments or prospectus supplements to any purchaser of shares of common stock covered by this prospectus from the selling shareholders.

                            THE SELLING SHAREHOLDERS


        The following table sets forth the number and percentage of shares of common stock beneficially owned by the selling shareholders as of October 29, 1999, the number of shares of common stock covered by this prospectus and the total number and percentage of shares of common stock which the selling shareholders will beneficially own upon completion of this offering. This table assumes that the selling shareholders offer and sell all of the shares of common stock under the registration statement.

        We are obligated by the terms of the registration rights agreement to file this registration statement on behalf of each of the selling shareholders. Each selling shareholder may offer and sell all of the securities registered under this registration statement. Inclusion on the following table does not imply that any selling shareholders will actually offer or sell any of the shares registered in his name.

        The shares of common stock offered by the prospectus may be offered from time to time by the selling shareholders named below, or by any of their pledges, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the selling shareholders, or on our records, as of October 29, 1999 and are accurate to the best of our knowledge. It is possible, however, that the selling shareholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

                                             SHARES BENEFICIALLY                          SHARES BENEFICIALLY
                                            OWNED BEFORE OFFERING        SHARES OF       OWNED AFTER OFFERING(2)
                                        --------------------------     COMMON STOCK     -------------------------
NAME                                    NUMBER(1)     PERCENTAGE(3)   OFFERED HEREBY     NUMBER      PERCENTAGE(3)
----                                    ---------    -------------    --------------    --------     ------------

David Brown, President of
  Pinpoint Technologies, Inc. (4)         196,088           2.9%           98,044         98,044          1.5%

David G. Cohen, Vice President of
  Pinpoint Technologies, Inc. (4)         196,088           2.9%           98,044         98,044          1.5%

Robert Durkin, Jr., Vice President of
  Pinpoint Technologies, Inc. (4)          43,943             *            21,971         21,972            *
                                          -------          ----           -------        -------         ----
TOTAL                                     436,119           6.4%          218,059        218,060          3.3%
                                          =======          ====           =======        =======         ====


----------

*    Less than one percent (1%).

(1) Does not include options held by each of the selling shareholders which allow each selling shareholder to purchase 50,000 shares of common stock, which become exercisable on October 15, 2003.

(2) Assumes that all shares of common stock offered hereby will be sold by the selling shareholders.

(3) The total number of shares of common stock outstanding used in calculating such percentage is based on 6,774,929 shares, which is the total number of shares of common stock outstanding as of October 15, 1999.

(4) Pinpoint Technologies, Inc. became our wholly-owned subsidiary on October 15, 1999.

                                 USE OF PROCEEDS

        The selling shareholders will receive all of the proceeds from the sale of shares of common stock covered by the prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock covered by this prospectus.

                              PLAN OF DISTRIBUTION

        This prospectus relates to the possible sale from time to time of up to an aggregate of 218,059 shares of common stock by the selling shareholders, or any of their pledgees, donees, transferees or other successors in interest. The sale of shares of common stock by the selling shareholders may be effected in one or more transactions by selling shares of common stock directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the selling shareholders or may purchase from the selling shareholders all or a portion of the shares of common stock as principal, and may be made pursuant to any of the methods described below. Such sales may be made on the Nasdaq National Market or other exchanges on which the shares of common stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

        Shares of common stock may also be sold in one or more of the following transactions:

        - block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

        - ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;

        - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and

        - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        To comply with applicable state securities laws, the shares of common stock will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of common stock may not be sold in some states unless they have been registered or qualified for sale in the state or an exemption from such registration or qualification requirement is available and is complied with.

        We will pay all expenses relating to the registration of the shares of common stock, other than brokerage fees and taxes of any kind. We have agreed to indemnify the selling shareholders against some losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act of 1933. See "Registration Rights of the Selling Shareholders."


                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended September 26, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       VALIDITY OF SHARES OF COMMON STOCK

        The validity of the shares of common stock being offered by the selling shareholders will be passed upon by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

================================================================================

    You should rely only on the information contained in this prospectus, incorporated herein by reference or contained in a prospectus supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different or additional information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or incorporated herein by reference, or in any prospectus supplement, is accurate as of any date other than the date on the front of those documents.


                                   ----------

                                TABLE OF CONTENTS

                                                                          PAGE

Prospectus Summary........................................................   2
Risk Factors..............................................................   3
Where You Can Find More Information.......................................  11
Incorporation of Documents By Reference...................................  11
Forward-Looking Statements................................................  12
Our Company...............................................................  14
Registration Rights of the Selling Shareholders...........................  15
The Selling Shareholders..................................................  16
Use of Proceeds...........................................................  17
Plan of Distribution......................................................  17
Experts...................................................................  17
Validity of Securities....................................................  18


                                   ----------



                                 218,059 SHARES





                            ZOLL MEDICAL CORPORATION





                             SHARES OF COMMON STOCK






                                   ----------

                                   PROSPECTUS

                                   ----------





                                            , 1999


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered (all amounts except the registration fee are estimated):

        Registration fee -- Securities and Exchange Commission........ $   2,304
        Accountants' fees and expenses................................    25,000
        Blue Sky fees and expenses....................................     1,000
        Legal fees and expenses (other than Blue Sky).................    25,000
        Printing expenses.............................................     1,000
        Nasdaq Listing Fee............................................     8,800
        Miscellaneous.................................................     1,896
                                                                       ---------
        TOTAL......................................................... $  65,000
                                                                       =========

We have agreed to pay all of these fees.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our restated articles of organization provide that a director shall not have personal liability to us or our shareholders for monetary damages arising out of the director's breach of fiduciary duty as a director, provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of our articles of organization shall adversely effect these provisions for acts occurring prior to such amendment.

        Our amended and restated by-laws further provide that we shall, except as limited by law, indemnify each person who is or was a director or officer of our company or who is or was a director or officer of our company and is serving, or shall have served, at our request, as director, officer, employee, trustee, partner or other agent of another organization or in any capacity with respect to any employee benefit plan of our company, against all expenses actually and reasonably incurred (including attorneys' fees and disbursements), judgments, awards, fines and penalties and reasonable amounts paid in settlement of a proceeding incurred by him or on his behalf in connection with, or arising out of, the defense or disposition of any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. We shall not indemnify any director or officer who did not act in the good faith and reasonable belief that his actions were in the best interests of the company or, with respect to a criminal matter, that he did not have reasonable cause to believe that his conduct was lawful. Additionally, our by-laws provide that no indemnification shall be provided to a director or officer with respect to any proceeding by or in the right of the company or if it is determined that such party received an improper personal benefit, provided that expenses incurred in successfully defending an allegation of improper personal benefit may be paid by the company if approved by the Board of Directors. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter is related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

        Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and
(ii) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our amended and restated articles of organization or amended and restated by-laws.

ITEM 16.  EXHIBITS.

4.1    Shareholders Rights Plan.(1)

4.2 Specimen Certificate for Shares of Common Stock, $.02 per value per share, for Zoll Medical Corporation.(2)

4.3    Restated Articles of Organization.(2)

4.4    Amended and Restated By-laws.(2)

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the validity of the shares of common stock being offered.

21.1   Subsidiaries of Zoll Medical Corporation.

23.1   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

23.2   Consent of Ernst & Young LLP.

24.1   Powers of Attorney (included on signature page hereof).

----------

(1) Incorporated by reference to Zoll Medical Corporation's Form 8-K filed with the Securities and Exchange Commission on June 11, 1998.

(2) Incorporated by reference to Zoll Medical Corporation's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on May, 15, 1992 (Registration Statement No. 33-47937).

ITEM 17.  UNDERTAKINGS.

        (a)     Zoll Medical Corporation hereby undertakes:

                (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Zoll Medical Corporation pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Zoll Medical Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Zoll Medical Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Zoll Medical Corporation pursuant to the foregoing provisions, or otherwise, Zoll Medical Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zoll Medical Corporation of expenses incurred or paid by a director, officer or controlling person of Zoll Medical Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zoll Medical Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, The Commonwealth of Massachusetts on November 16, 1999.



                                     ZOLL MEDICAL CORPORATION



                                     By: /s/ Richard A. Packer
                                         -------------------------------------
                                         Richard A. Packer
                                         Chief Executive Officer and President




                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Zoll Medical Corporation hereby severally constitute Richard A. Packer and A. Ernest Whiton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Zoll Medical Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                    Capacity                      Date
       ---------                    --------                      ----

/s/ Richard A. Packer        Chief  Executive Officer,         November 16, 1999
-------------------------    President and Director
Richard A. Packer            (Principal Executive Officer)


/s/ A. Ernest Whiton         Chief Financial Officer           November 16, 1999
-------------------------    (Principal Financial and
A. Ernest Whiton             Accounting Officer)



/s/ Willard M. Bright        Director                          November 16, 1999
-------------------------
Willard M. Bright



/s/ Thomas M. Claflin, II    Director                          November 16, 1999
-------------------------
Thomas M. Claflin, II



/s/ James W. Biondi          Director                          November 16, 1999
-------------------------
James W. Biondi



/s/ M. Stephen Heilman       Director                          November 16, 1999
-------------------------
M. Stephen Heilman



/s/ Daniel M. Mulvena        Director                          November 16, 1999
-------------------------
Daniel M. Mulvena

                                  EXHIBIT INDEX



EXHIBIT NO.                        DESCRIPTION


   4.1       Shareholders Rights Plan.(1)

   4.2 Specimen Certificate for Shares of Common Stock, $.02 per value per share, for Zoll Medical Corporation.(2)

   4.3       Restated Articles of Organization.(2)

   4.4       Amended and Restated By-laws.(2)

   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the validity of the shares of common stock being offered.

   21.1      Subsidiaries of Zoll Medical Corporation.

   23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

   23.2      Consent of Ernst & Young LLP.

   24.1      Powers of Attorney (included on signature page hereof).

----------
(1) Incorporated by reference to Zoll Medical Corporation's Form 8-K filed with the Securities and Exchange Commission on June 11, 1998.

(2) Incorporated by reference to Zoll Medical Corporation's Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on May, 15, 1992 (Registration Statement No. 33-47937).